UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 10, 2018
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Brendan Barry, Chief Underwriting Officer of Greenlight Capital Re, Ltd. (the “Company”), was quoted in articles published in connection with the Monte Carlo Rendez-Vous conference on September 10, 2018 and September 11, 2018.  The Company is furnishing this Current Report on Form 8-K to provide an update and correct certain information contained in such articles.

Pursuant to Regulation FD, the Company notes that, as of September 10, 2018, management expects to achieve an underwriting profit for the fiscal quarter ending September 30, 2018.  Management’s expectation relating to such underwriting results does not take into account the Company’s investment results or any impact from weather related events or reserving actions subsequent to September 10, 2018.  Further, the Company notes that, while no assurances can be made, management believes that, in light of recent and expected positive underwriting results, prior loss development issues resulting from the Company’s 2009-2011 underwriting portfolio will not materially adversely impact future underwriting results.  Finally, the Company notes that Mr. Barry’s comments relating to the Company’s tax position are qualified in their entirety to the Risk Factors set forth in the Company’s Annual Report on Form 10-K for the period ended December 31, 2017.

The information contained herein shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference to such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:  /s/ Tim Courtis
Name: Tim Courtis
Title: Chief Financial Officer
Date: September 12, 2018